Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact: Laura J. Wakeley
717-291-2616

Fulton Financial reports second quarter earnings of $0.14 per share

Overview of the Second Quarter of 2010

•	Diluted earnings per share for the second quarter of 2010 increased one cent, or 7.7 percent, in comparison to the first quarter of 2010.

•

In May 2010, the Corporation raised a total of $226 million through the issuance of 21.8 million shares of its common stock in anticipation of redeeming its outstanding preferred shares issued to the U.S. Treasury. The preferred shares were redeemed in full on July 14, 2010.

•	Continued growth in average core demand and savings accounts of $387.9 million, or 5.7 percent, in comparison to the first quarter of 2010.

•	Provision for loan losses of $40.0 million, which remained unchanged from the first quarter of 2010. Non-performing assets increased $30.4 million, or 9.7 percent.

•	An increase in fee income, resulting in a $3.4 million, or 8.5 percent, increase in other income, excluding investment securities gains (losses), in comparison to the first quarter of 2010.

(July 20, 2010) – Lancaster, PA — Fulton Financial Corporation (Nasdaq: FULT) reported net income available to common shareholders of $26.6 million, or 14 cents per diluted share, for the second quarter ended June 30, 2010, compared to $22.4 million, or 13 cents per diluted share, for the first quarter of 2010.

“There were a number of significant events during the second quarter”, said R. Scott Smith, Jr., chairman and chief executive officer. “The enthusiastic response from the investment community to our issuance of common stock culminated in the redemption of our TARP funds on July 14th, which will save us $19 million annually in dividends paid to the U. S. Treasury. The dedication and commitment of our entire team enabled us to achieve this important milestone. In addition, being named one of the country’s top 100 most trustworthy companies by Forbes was an affirmation of our solid corporate governance, conservative accounting practices and financial transparency”.

- MORE -

Page 2 . . . Fulton Financial reports second quarter earnings of $0.14 per share

“While there are still a number of macro-economic issues that we are concerned about for the remainder of the year, particularly as they impact the credit area, we were able to sustain our positive earnings momentum from the first to the second quarter”, continued Smith. “Our future earnings growth will largely be a function of the pace of economic recovery and the level of improvement in overall business and consumer confidence”.

In the second quarter of 2010, net income available to common shareholders increased $18.6 million, or 230.0 percent, in comparison to the second quarter of 2009. This increase was primarily due to an $11.2 million increase in net interest income, a $10.0 million decrease in the provision for loan losses, and a $7.1 million decrease in FDIC insurance expense. These improvements were partially offset by a $4.3 million decrease in gains on sales of mortgage loans.

For the six months ended June 30, 2010, net income available to common shareholders increased $32.9 million, or 204.2 percent, in comparison to the prior year. The increase was primarily due to a $25.6 million increase in net interest income and a $20.0 million decrease in the provision for loan losses. Also contributing to the increase was a $6.4 million decrease in FDIC insurance expense, a $6.2 million decrease in charges related to guarantees associated with the purchase of illiquid auction rate securities previously sold to customers and a $4.1 million decrease in salaries and employee benefits. These improvements were partially offset by a $9.6 million decrease in gains on sales of mortgage loans and a $4.3 million decrease in investment securities gains.

Asset Quality

Non-performing assets were $342.6 million, or 2.06 percent of total assets, at June 30, 2010, compared to $312.3 million, or 1.90 percent, at March 31, 2010 and $292.2 million, or 1.73 percent of total assets, at June 30, 2009. The increase in non-performing assets in comparison to the first quarter of 2010 was primarily due to a $30.8 million, or 43.7 percent, increase in non-performing commercial mortgages and a $3.3 million, or 7.9 percent, increase in non-performing residential mortgages and home equity loans, partially offset by a $2.0 million, or 13.1 percent, decrease in non-performing consumer loans and a $778,000, or 1.0 percent, decrease in non-performing commercial loans.

Annualized net charge-offs for the quarter ended June 30, 2010 were 0.97 percent of average total loans compared to 0.95 percent for the quarter ended March 31, 2010 and 0.97 percent for the quarter ended June 30, 2009. The allowance for credit losses as a percentage of non-performing loans was 88.5 percent at June 30, 2010 in comparison to 94.1 percent at March 31, 2010 and 82.7 percent at June 30, 2009.

Page 3 . . . Fulton Financial reports second quarter earnings of $0.14 per share

Net Interest Income and Margin

Net interest income for the second quarter of 2010 increased $649,000, or 0.5 percent, from the first quarter of 2010 and increased $11.2 million, or 8.8 percent, compared to the same period in 2009. The Corporation’s net interest margin was 3.76 percent for the second quarter of 2010, 3.78 percent for first quarter of 2010 and 3.43 percent for the second quarter of 2009. The decrease in the net interest margin in comparison to the first quarter of 2010 resulted from a 14 basis point decrease in yields on interest-earning assets as proceeds from the Corporation’s common stock issuance and certain proceeds from the sales and maturities of investment securities were invested in lower yielding short-term assets during the second quarter of 2010. The effect of the decrease in yields was partially offset by a decrease in the cost of interest-bearing liabilities, which was mainly driven by a decline in time deposit costs from 2.08 percent in the first quarter of 2010 to 1.93 percent in the second quarter of 2010.

Average Balance Sheet

Total average assets for the second quarter of 2010 were $16.6 billion, an increase of $61.4 million, or 0.4 percent, from the first quarter of 2010 and a decrease of $46.8 million, or 0.3 percent, from the second quarter of 2009.

Average loans, net of unearned income, for the second quarter of 2010 decreased $12.6 million, or 0.1 percent, from the first quarter of 2010 and were unchanged in comparison to the second quarter of 2009.

	Quarter Ended
	Jun 30 2010	Mar 31 2010	Increase (decrease)
			$	%
	(dollars in thousands)
Loans, by type:
Real estate - commercial mortgage	$4,319,540	$4,306,270	$13,270	0.3%
Commercial - industrial, financial and agricultural	3,686,442	3,686,405	37	—
Real estate - home equity	1,638,260	1,640,912	(2,652)	(0.2%)
Real estate - residential mortgage	972,129	940,652	31,477	3.3%
Real estate - construction	909,836	962,175	(52,339)	(5.4%)
Consumer	362,883	362,212	671	0.2%
Leasing and other	70,086	73,160	(3,074)	(4.2%)

Total Loans, net of unearned income	$11,959,176	$11,971,786	$(12,610)	(0.1%)

As in the first quarter of 2010, weak loan demand continued to hamper overall portfolio growth in the second quarter of 2010. Growth in average residential mortgages and commercial

Page 4 . . . Fulton Financial reports second quarter earnings of $0.14 per share mortgages was more than offset by a decrease in construction loans as the Corporation actively managed its exposure in this portfolio.

Average investments were $2.9 billion, a $310.8 million, or 9.7 percent, decrease from the first quarter of 2010. The decrease was due primarily to the sales and maturities of collateralized mortgage obligations and mortgage backed securities, the proceeds from which were not fully reinvested into the investment portfolio due to the low interest rate environment.

Average deposits for the second quarter of 2010 increased $305.6 million, or 2.5 percent, from the first quarter of 2010 and increased $746.4 million, or 6.5 percent, from the second quarter of 2009.

	Quarter Ended
	Jun 30	Mar 31	Increase (decrease)
	2010	2010	$	%
	(dollars in thousands)
Deposits, by type:
Noninterest-bearing demand	$2,079,674	$1,973,146	$106,528	5.4%
Interest-bearing demand	2,019,605	1,981,653	37,952	1.9%
Savings deposits	3,090,857	2,847,427	243,430	8.5%

Total, excluding time deposits	7,190,136	6,802,226	387,910	5.7%
Time deposits	5,120,648	5,202,975	(82,327)	(1.6%)

Total Deposits	$12,310,784	$12,005,201	$305,583	2.5%

During the second quarter of 2010, the Corporation experienced a $387.9 million, or 5.7 percent, increase in demand and savings deposits, offset by an $82.3 million, or 1.6 percent, decrease in time deposits.

Non-interest Income

Other income, excluding investment securities gains (losses), increased $3.4 million, or 8.5 percent, in comparison to the first quarter of 2010. Service charges on deposit accounts increased $1.2 million, or 8.5 percent, primarily due to a $734,000 increase in overdraft fees resulting from normal seasonal fluctuations and an increase in deposit balances. Other service charges and fees increased $1.2 million, or 12.3 percent, mostly due to a $417,000 increase in debit card income as volume increased due to normal seasonal fluctuations, a $300,000 increase in merchant fee income, also due to volume increases, and a $224,000 increase in letter of credit fees. Investment management and trust services income increased $567,000, or 7.0 percent, largely due to an increase in brokerage revenue as the Corporation has focused on achieving growth from this line of business.

Page 5 . . . Fulton Financial reports second quarter earnings of $0.14 per share

Compared to the second quarter of 2009, other income, excluding investment securities gains (losses), decreased $2.2 million, or 4.9 percent, primarily due to a $4.3 million decrease in gains on sales of mortgage loans as the volume of loans sold declined. This decrease was partially offset by a $927,000 increase in other service charges, a $779,000 increase in investment management and trust services income and a $421,000 increase in service charges on deposit accounts.

Investment securities gains in the second quarter of 2010 were $904,000 compared to losses of $2.2 million in the first quarter of 2010 and gains of $77,000 in the second quarter of 2009. The following table summarizes the net realized gains and other-than-temporary impairment charges by type of security:

	Quarter Ended
	Jun 30	Mar 31	Jun 30
	2010	2010	2009
	(in thousands)
Net realized gains:
Debt securities	$4,388	$1,918	$3,042
Equity securities	14	836	414
Other-than-temporary impairment charges:
Debt securities	(2,989)	(4,153)	(2,651)
Equity securities	(509)	(824)	(728)

Investment securities gains (losses)	$904	$(2,223)	$77

Other-than-temporary impairment charges for debt and equity securities were related to the Corporation’s investments in pooled trust preferred securities issued by financial institutions and financial institutions stocks, respectively.

Non-interest Expense

Other expenses increased $929,000, or 0.9 percent, in the second quarter of 2010 compared to the first quarter of 2010. Salaries and benefits increased $2.3 million, or 4.4 percent, primarily due to a $1.2 million increase in incentive compensation and normal merit increases. Marketing expenses increased $441,000, or 24.1 percent, due to new promotional activities initiated in the second quarter of 2010. Professional fees increased $489,000, or 19.2 percent, due to increased loan workout costs. Offsetting these increases was a $1.1 million decrease in net occupancy expense, mainly due to snow removal costs incurred in the first quarter of 2010, a $481,000 decrease in expenses associated with the repossession of collateral due to real estate tax bills incurred during the first quarter of 2010 and a $428,000 decrease in equipment expense, which was primarily due to certain vendor rebates.

Page 6 . . . Fulton Financial reports second quarter earnings of $0.14 per share

Other expenses decreased $7.6 million, or 7.1 percent, in the second quarter of 2010 compared to the same period in 2009. FDIC insurance expense decreased $7.1 million, or 57.9 percent, due to a $7.7 million special assessment recorded in the second quarter of 2009. Also contributing to the decrease was a $1.1 million, or 2.1 percent, decrease in salaries and employee benefits, primarily due to a decrease in average full-time equivalent employees. Partially offsetting these decreases was a $947,000, or 45.4 percent, increase in professional fees, due to increased loan workout costs and additional regulatory fees.

About Fulton Financial

Fulton Financial Corporation is a Lancaster, Pennsylvania-based financial holding company which has nearly 3,950 employees and operates more than 270 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank, N.A., Lancaster, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; Skylands Community Bank, Hackettstown, NJ and The Columbia Bank, Columbia, MD.

The Corporation’s investment management and trust services are offered at all banks through Fulton Financial Advisors, a division of Fulton Bank, N.A. Residential mortgage lending is offered by all banks through Fulton Mortgage Company.

Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.

Safe Harbor Statement

This news release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” and “intends,” and similar expressions which are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Corporation’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. The Corporation undertakes no obligation, other than required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Page 7 . . . Fulton Financial reports second quarter earnings of $0.14 per share

Many factors could affect future financial results including, without limitation: asset quality and the impact on assets from adverse changes in the economy and in credit and other markets and resulting effects on credit risk and asset values; acquisition and growth strategies; market risk; changes or adverse developments in economic, political or regulatory conditions; a continuation or worsening of the current disruption in credit and other markets, including the lack of or reduced access to, and the abnormal functioning of, markets for mortgages and other asset-backed securities and for commercial paper and other short-term borrowings; changes in the levels of FDIC deposit insurance premiums and assessments; the effect of competition and interest rates on net interest margin and net interest income; investment strategy and income growth; investment securities gains and losses; declines in the value of securities which may result in charges to earnings; changes in rates of deposit and loan growth or a decline in loans originated; balances of risk-sensitive assets to risk-sensitive liabilities; salaries and employee benefits and other expenses; amortization of intangible assets; goodwill impairment; capital and liquidity strategies, and other financial and business matters for future periods.

For a more complete discussion of certain risks and uncertainties affecting the Corporation, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Corporation’s filings with the Securities and Exchange Commission.

#  #  #

2010